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Exhibit 99.2

RECEIVABLES SALE AGREEMENT

Dated as of November 15, 2002

among

GEORGIA GULF CORPORATION,
as a Seller,

GEORGIA GULF CHEMICALS & VINYLS, LLC,
as a Seller,

GEORGIA GULF LAKE CHARLES, LLC,
as a Seller

and

GGRC, CORP.,
as the Company

i

EXHIBITS AND SCHEDULES

Exhibit A	Form of Purchase Report
Exhibit B	Form of the Subordinated Note
Exhibit C	Office Locations
Exhibit A-1	Form of Lockbox Agreement
Schedule 5.1(n)	Trade Names
Schedule 9.2	Notice Address

ii

RECEIVABLES SALE AGREEMENT

        THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of November 15, 2002, is among GEORGIA GULF CORPORATION, a Delaware corporation, as a Seller ("Georgia Gulf"), GEORGIA GULF CHEMICALS & VINYLS, LLC, a Delaware limited liability company, as a Seller ("GGCV"), GEORGIA GULF LAKE CHARLES, LLC ("GGLC" and together with Georgia Gulf and GGCV, the "Sellers"), and GGRC Corp., a Delaware corporation (the "Company").

DEFINITIONS

        Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Appendix A to the Receivables Purchase Agreement of even-date herewith (as amended, supplemented or otherwise modified from time to time, (the "Receivables Purchase Agreement"), among the Company, Georgia Gulf, GGCV, Blue Ridge Asset Funding Corporation and Wachovia Bank, National Association. The following terms have the respective meanings indicated below:

        Available Funds:    As defined in Section 3.2 hereof.

        Contributed Receivables:    As defined in Section 1.2(b) hereof.

        Deemed Collection:    Amounts payable by the Sellers pursuant to Section 3.3 or 3.4.

        Ineligible Receivable:    As defined in Section 3.3 hereof.

        Initial Contributed Receivables:    As defined in Section 1.1(b) hereof.

        Initial Cut-Off Date:    As defined in Section 1.1(b) hereof.

        Lockbox Accounts:    One or more lockbox accounts held in Lockbox Banks for receiving Collections from Pool Receivables.

        Originator Collateral:    As defined in Section 1.1(c) hereof.

        Net Worth:    As of the last Business Day of each Settlement Period preceding any date of determination, the excess, if any, of (1) the aggregate Unpaid Balance of the Receivables at such time, over (2) the sum of (i) the aggregate Invested Amount outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

        Purchase Price:    As defined in Section 2.1 hereof.

        Purchase Report:    As defined in Section 2.1 hereof.

        Related Rights:    As defined in Section 1.1(a) hereof.

        Required Capital Amount:    As of any date of determination, an amount equal to the greater of (1) 3% of the Purchase Limit under the Purchase Agreement, and (2) the product of (a) 1.5 times the product of the Default Ratio times the Default Horizon Ratio, each as determined from the most recent Information Package received from the Servicers under the Purchase Agreement, and (b) the Unpaid Balance of all Receivables as of such date, as determined from the most recent Information Package received from the Servicers under the Purchase Agreement.

        Sale Indemnified Amounts:    As defined in Section 8.1 hereof.

        Sale Indemnified Party:    As defined in Section 8.1 hereof.

        Sale Termination Date:    As defined in Section 1.4 hereof.

        Seller Material Adverse Effect:    The occurrence of any of the following events or circumstances:

          (i)    an effect on the assets, business, financial condition or operations of any Seller and its Subsidiaries, taken as a whole, which could reasonably be expected to have a material adverse effect on the creditworthiness of such Seller;

          (ii)  a material adverse effect on the ability of any Seller to perform its obligations under this Agreement or any other Transaction Document to which such Seller is a party;

          (iii)  a material adverse effect on the validity or enforceability as against any Seller of this Agreement or any other Transaction Document to which such Seller is a party;

          (iv)  a material adverse effect on the status, existence, perfection, priority or enforceability of the Company's interest in the Receivables Pool and the Related Rights; or

          (v)  a material adverse effect on the validity, enforceability or collectibility of a material portion of the Receivables Pool.

        Subordinated Loan:    As defined in Section 3.1 hereof.

        Subordinated Note:    As defined in Section 3.1 hereof.

Background

        1.    The Company is a limited purpose corporation, all of the issued and outstanding shares of capital stock of which are wholly-owned by the Sellers.

        2.    Each of the Sellers desire to sell (in transactions that will each qualify as a "true sale" for bankruptcy law purposes) Receivables and Related Rights to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase Receivables and Related Rights from the Sellers.

        3.    The Company intends to sell to the Purchaser from time to time undivided interests in the Receivables and Related Rights pursuant to the Receivables Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

Article I

Agreement to Sell

        Section 1.1    Sales and Contributions.

        (a)    Agreement to Sell.    On the terms and subject to the conditions set forth in this Agreement (including Article V), and in consideration of the Purchase Price, from the Closing Date until the Sale Termination Date, each Seller has agreed to (in transactions that will each qualify as a "true sale" for bankruptcy law purposes) sell, assign and transfer or agrees to sell, assign and transfer, and does hereby sell, assign and transfer to the Company, and the Company has agreed to purchase or agrees to purchase, and does hereby purchase from the Sellers, all of each such Seller's respective right, title and interest in and to:

          (i)    each Receivable (other than Initial Contributed Receivables) of each Seller that existed and was owing to such Seller as of the close of such Seller's business on the Initial Cut-Off Date;

          (ii)  each Receivable (other than Contributed Receivables) created or originated by each Seller from the close of such Seller's business on the Initial Cut-Off Date, to and including the Sale Termination Date;

          (iii)  all rights to, but not the obligations under, all related Contracts and all Related Security;

          (iv)  all monies due or to become due with respect to the foregoing;

          (v)  all books and records related to any of the foregoing;

          (vi)  all Lockbox Accounts, all amounts on deposit therein and all related agreements between any Seller and the Lockbox Banks, in each case to the extent constituting or representing items described in paragraph (vii) below; and

          (vii) all Collections in respect of, and other proceeds of, Receivables or any other of the foregoing (as defined in the UCC) received on or after the Initial Cut-Off Date including, without limitation, all funds which are received by any Seller, the Company or the Servicers from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, finance charges, interest and all other charges) in respect of Receivables, or are applied to such amounts owed by the Obligors (including without limitation, insurance payments, if any, that such Seller or the Servicer (if other than the Sellers) applies in the ordinary course of its business to amounts owed in respect of any Receivable and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the Obligors or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

All purchases and capital contributions hereunder shall be made without recourse, but shall be made pursuant to and in reliance upon the representations, warranties and covenants of the Sellers, each in its respective capacity as seller, set forth in each Transaction Document. The proceeds and rights described in subsections (iii) through (vii) of this Section 1.1(a) are herein collectively called the "Related Rights".

        (b)    Agreement to Contribute.    In consideration of the capital stock of the Company issued to each Seller, each Seller has contributed or agrees to contribute, and does hereby contribute to the Company, and the Company has accepted or agrees to accept, and does hereby accept, from each Seller, in each case, on the Closing Date all of such Seller's right, title and interest in and to Receivables, and the Related Rights with respect thereto existing as of the close of business on the Business Day immediately prior to the date hereof (the "Initial Cutoff Date") having an aggregate Unpaid Balance of $146,990,591 (the "Initial Contributed Receivables").

        (c)    Absolute Transfer.    It is the intention of the parties hereto that each conveyance of the Receivables and Related Rights by the Sellers to the Company as provided in this Section 1.1 be, and be construed as, a true sale or absolute assignment, without recourse, of such Receivables and Related Rights by the Sellers to the Company and the parties hereto have structured this Agreement accordingly. The parties hereto agree to record all such conveyances of Receivables and Related Rights as a sale or purchase or capital contribution (as the case may be) on its books and records; provided, however, the parties hereto recognize that as a result of the consolidation, for financial accounting purposes, of the Company with Georgia Gulf, the Receivables and the Related Rights will continue to be reported as assets of Georgia Gulf on its consolidated balance sheet. Furthermore, it is not intended that any such conveyance be deemed a pledge of such Receivables and Related Rights by the Sellers to the Company to secure a debt or other obligation of the Sellers. If, however, notwithstanding the intention of the parties, any or all of the conveyances provided for in this Section 1.1 are determined to be something other than "true sales" or absolute assignments for bankruptcy law purposes, then this Agreement shall also be deemed to be a "security agreement" within the meaning of Article 9 of the UCC and the Sellers hereby, effective as of the date hereof, grant to the Company a first priority "security interest" within the meaning of Article 9 of the UCC in all of each such Seller's right, title and interest in and to such Receivables and Related Rights (collectively, the "Originator Collateral"), now existing and hereafter created, to secure a loan in an amount equal to the aggregate Purchase Price therefor and each of such Seller's other payment obligations under this Agreement.

        Section 1.2    Timing of Purchases.

        (a)    Initial Closing Date Purchases.    On the date of the first Purchase under the Receivables Purchase Agreement, the Sellers shall have sold or shall sell to the Company, and the Company shall have purchased or shall purchase, pursuant to Section 1.1, each Seller's entire right, title and interest in (i) each Receivable (other than the Initial Contributed Receivables) that existed and was owing to such Seller as of the close of such Seller's business on the Initial Cut-Off Date, and (ii) all Related Rights with respect thereto.

        (b)    Regular Purchases and Contributions.    After the Closing Date and continuing until the Sale Termination Date, each Receivable described in Section 1.1(a)(ii) hereof, and all the Related Rights with respect thereto, created or originated by the Sellers shall be sold or contributed by the Sellers to the Company (without any further action) upon the creation or origination of such Receivable. All such Receivables, other than those Receivables indicated on a Purchase Report as having been contributed by the Sellers to the Company (such other Receivables, together with the Initial Contributed Receivables, the "Contributed Receivables"), shall be sold to the Company on such date; all Contributed Receivables shall be contributed by the Sellers to the Company on such date.

        Section 1.3    Consideration for Purchases.

        On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to the Sellers in accordance with Article III.

        Section 1.4    Sale Termination Date.

        The "Sale Termination Date" shall be the Purchase Termination Date under the Receivables Purchase Agreement.

Article II

Calculation of Purchase Price

        Section 2.1    Calculation of Purchase Price.

        On each Reporting Date (commencing with the first Reporting Date following the Closing Date), the Servicers shall deliver to the Company, the Administrative Agent and the Sellers (if the Servicer is other than the Sellers) a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the Company's purchases of Receivables from the Sellers:

        (a)  that arose on or prior to the Initial Cut-Off Date (in the case of the first Purchase Report to be delivered hereunder), and

        (b)  that arose during the Settlement Period immediately preceding such Reporting Date (in the case of each successive Purchase Report).

Each Purchase Report shall designate the amount of such Receivables that were Eligible Receivables on the date of origination.

The purchase price (to be paid to a Seller in accordance with the terms of Article III) by the Company (the "Purchase Price") for the Receivables and the Related Rights sold by such Seller shall be determined in accordance with the following formula:

PP	=	AUB - (AUB × FMVD)

  where:

PP	=	Purchase Price (to be paid to a Seller in accordance with the terms of Article III) as calculated on the relevant Reporting Date.
AUB	=
(i) for purposes of calculating the Purchase Price for purchases made from a Seller on the Closing Date, the aggregate Unpaid Balance of all Receivables that existed and were owing to such Seller as measured as at the Initial Cut-Off Date, less an amount equal to the sum of the aggregate Unpaid Balance of all of such Seller's Initial Contributed Receivables, and

(ii) for purposes of calculating the Purchase Price owing to a Seller for Receivables on each Reporting Date thereafter, the aggregate Unpaid Balance of the Receivables described in Section 1.1(a)(ii) hereof that were generated by such Seller during the immediately preceding Settlement Period, less an amount equal to the sum of the aggregate Unpaid Balance of all of such Seller's Contributed Receivables, if any, indicated on the related Purchase Report.
FMVD	=
Fair Market Value Discount Factor on the determination date, which is the sum of the Loss Discount and the Cost Discount, in each case as calculated on the most recent Reporting Date as set forth in the definitions below.

        "Loss Discount" as measured on the Closing Date or any Reporting Date means the ratio, expressed as a percentage, of (i) the losses (i.e. write-offs to the bad debt reserve or other write-offs consistent with the related Credit and Collection Policy, in each case, net of recoveries) recognized for all Pool Receivables during the period equal to twelve (12) successive months ending on the Cut-Off Date immediately preceding the such Closing Date or such Reporting Date, as the case may be, divided by (ii) the Collections on all Pool Receivables received during such period.

        "Cost Discount" as measured on the Closing Date or any Reporting Date means a percentage determined in accordance with the following formula:

CD	=	(DSO/360) × CR

        where:

CD	=	the Cost Discount as measured on such monthly Reporting Date;
DSO	=	the Days Sales Outstanding, as set forth in the most recent Purchase Report; and
CR	=	the Cost Rate as measured on such Reporting Date.

        "Cost Rate" as measured on the Closing Date or any Reporting Date means a per annum percentage rate equal to the sum of (i) the "AA" rated commercial paper index rate for such Closing Date or the related Settlement Period, as the case may be, plus (ii) 0.75%.

Article III

Payment of Purchase Price

        Section 3.1    Initial Purchase Price Payment.

        On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Seller on the Closing Date its Purchase Price for the purchase to be made from such Seller with respect to its Receivables existing on or prior to the Initial Cut-Off Date (other than the Initial Contributed Receivables) (a) in cash in an amount equal to the amount received by the Company in connection with the first Purchase made pursuant to the Receivables Purchase Agreement and (b) subject to the limits on the Subordinated Loans in Section 3.2, by delivery of the proceeds of a subordinated revolving loan (a "Subordinated Loan") evidenced by the issuance of a promissory note in the form of Exhibit B to such Seller (such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called a "Subordinated Note") in the initial principal amount equal to the remainder of the Purchase Price owing on the Closing Date after subtracting the amount paid in cash.

        Section 3.2    Subsequent Purchase Price Payments.

        On each Business Day after the Closing Date until the termination of this Agreement pursuant to Section 9.4 hereof, the Company shall pay to each Seller a portion of the Purchase Price due pursuant to Section 2.1 by depositing into such account as such Seller shall specify in immediately available funds from monies then held by or on behalf of the Company solely to the extent that such monies do not constitute Collections that are required to be set aside or segregated and held by the Servicers pursuant to the Receivables Purchase Agreement or to be distributed to the Administrative Agent or the Purchaser pursuant to the Receivables Purchase Agreement or required to be paid to the Servicers as the Servicer's Fee on the next Settlement Date, or otherwise necessary to pay current expenses of the company (in its reasonable discretion) (such available monies, the "Available Funds") and provided that such Seller has paid all amounts then owing by it hereunder. To the extent that the Available Funds are insufficient to pay the Purchase Price then due in full to any Seller, the remaining portion of such Purchase Price shall be paid by an increase in the principal amount of the related Subordinated Note, effective as of the last day of the related Settlement Period; provided, however, no Subordinated Loan may be made in an amount that exceeds the least of (a) the remaining unpaid portion of such Purchase Price, (b) the maximum Subordinated Loan (aggregated with all Subordinated Loans then outstanding to all Sellers) that could be borrowed without rendering the Company's Net Worth less than the Required Capital Amount, and (c) fifteen percent (15%) of such Purchase Price. To the extent that the sum of the Available Funds and the permitted increase in the Subordinated Note of the Seller are insufficient to pay the Purchase Price then due in full to any Seller, such Seller shall be deemed to have made a contribution to the capital of the Company in the amount of such excess. To the extent that (x) the amount due pursuant to Section 2.1 with respect to all Receivables created or originated by any Seller that arose during the corresponding Settlement Period is exceeded by (y) the amount paid to such Seller during such Settlement Period pursuant to the foregoing sentences for such Receivables, such excess may be retained by such Seller and shall be treated as a reduction in the principal amount of the related Subordinated Note, effective as of the last day of the related Settlement Period; provided, however, that if at any time the unpaid principal amount of such Subordinated Note has been reduced to zero, such Seller shall pay the Company the remainder owed with respect thereto in immediately available funds.

        Each Seller shall make all appropriate record keeping entries with respect to its Subordinated Note to reflect payments by the Company thereon and each Seller's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on its Subordinated

Note. Each Seller shall return its Subordinated Note to the Company upon the final payment thereof after the termination of this Agreement pursuant to Section 9.4 hereof.

        Section 3.3    Settlement as to Specific Receivables.

        If an officer of any Seller obtains knowledge or receives notice from the Company or the Administrative Agent that (a) on the day that any Receivable purchased or contributed hereunder was created or originated by such Seller, any of the representations or warranties set forth in Section 5.1(k) was not true with respect to such Receivable, or such Receivable was designated as an Eligible Receivable on the related Purchase Report and was not an Eligible Receivable or, (b) on any day any of the representations or warranties set forth in Section 5.1(k) with respect to any Receivable is no longer true with respect to a Receivable (each such Receivable, an "Ineligible Receivable"), then the Purchase Price with respect to Receivables that arose during the same Settlement Period in which such knowledge is obtained or notification is received shall be decreased by an amount equal to the Unpaid Balance of such Ineligible Receivable as of the related Settlement Date; provided, however, that if there have been no purchases of Receivables (or insufficiently large purchases of Receivables to create a Purchase Price large enough to so reduce by the amount of such net reduction) from such Seller during such Settlement Period, any amount owed by which the Purchase Price payable to such Seller would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Seller, unless the Company will, absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement on the next occurring Settlement Date, in which case such Seller shall make a cash payment on or before such Settlement Date) a reduction in the principal amount of the related Subordinated Note (but not below zero) or by payment within two Business Days after the related Reporting Date in cash by such Seller to the Company by payment of same day funds; provided, further, that if the Company receives payment on account of Collections due with respect to such Ineligible Receivable after such Settlement Date, the Company promptly shall deliver such funds to such Seller. The enforcement of the obligations of the Sellers set forth in this Section 3.3 shall be the sole remedy of the Company with respect to Ineligible Receivables.

        Section 3.4    Settlement as to Dilution.

        With respect to each Seller, each Purchase Report shall include, in respect of the Receivables previously contributed or sold by each Seller (including the Initial Contributed Receivables), a calculation of the aggregate net reduction in the aggregate Unpaid Balance of such Receivables owed by particular Obligors on account of any defective, rejected or returned merchandise or services, any cash discount, any incorrect billings or other adjustments, or setoffs in respect of any claims by the Obligor(s) thereof (whether such claims arise out of the same or a related or unrelated transaction), or any rebate or refund during the most recent Settlement Period. The Purchase Price to be paid to each Seller for the Receivables generated during the Settlement Period for which such Purchase Report is delivered shall be decreased by the amount of such net reduction; provided, however, that if there have been no purchases of Receivables (or insufficiently large purchases of Receivables to create a Purchase Price large enough to so reduce by the amount of such net reduction) from such Seller during such Settlement Period, any amount owed by which the Purchase Price payable to such Seller would have been reduced pursuant to the immediately preceding clause of this sentence shall be paid by either (at the option of such Seller, unless the Company will, absent such payment in cash, be unable to meet its obligations under the Receivables Purchase Agreement on the next occurring Settlement Date, in which case such Seller shall make a cash payment on or before such Settlement Date) a reduction in the principal amount of the related Subordinated Note (but not below zero) or by payment within two Business Days after the related Reporting Date in cash by such Seller to the Company by payment of same day funds.

        Section 3.5    Reconveyance of Receivables.

        In the event that any Seller has paid (by effecting a Purchase Price reduction or otherwise) to the Company the full Unpaid Balance of any Receivable pursuant to Section 3.3 or 3.4, the Company shall reconvey such Receivable and all Related Rights with respect thereto, to such Seller, without recourse, representation or warranty, but free and clear of all liens created by the Company; such reconveyed Receivables and all Related Rights shall no longer be subject to the terms of this Agreement (including any obligation to turn over Collection with respect thereto).

Article IV

Conditions of Purchases

        Section 4.1    Conditions Precedent to Initial Purchase.

        The initial purchase and contribution hereunder is subject to the condition precedent that the Company shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form, substance and date reasonably satisfactory to the Company and the Administrative Agent:

          (a)  A copy of the resolutions of the Board of Directors of each Seller approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of each Seller;

          (b)  Good standing certificate for each Seller issued within thirty (30) days prior to the Closing Date by the Secretary of State of its respective state of incorporation or formation;

          (c)  A certificate of the Secretary or Assistant Secretary of each Seller certifying the names and true signatures of the officers authorized on each Seller's behalf to sign the Transaction Documents to be delivered by it on which certificate the Company and Servicers (if other than the Sellers) may conclusively rely until such time as the Company and the Servicers shall receive from each Seller a revised certificate meeting the requirements of this subsection (c);

          (d)  The articles of incorporation or certificate of formation of each Seller, duly certified by the appropriate Secretary within thirty (30) days prior to the Closing Date, together with a copy of the by-laws of each Seller, as applicable, duly certified by the Secretary or an Assistant Secretary of such Seller;

          (e)  Copies of the proper financing statements (Form UCC-1 or Form UCC-3) that have been duly executed and name each Seller as the assignor and the Company as the assignee (and the Administrative Agent as agent for the Secured Parties as assignee of the Company) of the Receivables and the Related Rights or other, similar instruments or documents, as may be necessary or, in Servicer's or the Administrative Agent's opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables and Related Rights in which the ownership interest may be assigned to it hereunder;

          (f)    A written search report from a Person satisfactory to Servicers and the Administrative Agent with results as of a date within thirty (30) days prior to the Closing Date listing all effective financing statements that name the relevant Seller as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing subsection (e) , together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e) shall cover any Receivable or any Related Right related to any Receivable) which is to be sold to the Company hereunder, and tax and judgment lien search reports from a Person satisfactory to Servicers and the Administrative Agent showing no evidence of such liens filed against the relevant Seller;

          (g)  Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company's satisfaction;

          (h)  The Subordinated Notes in favor of each Seller duly executed by the Company; and

          (i)    A certificate from an officer of each of the Sellers to the effect that Servicers and each Seller have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the following legend (or the substantive equivalent thereof): "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO GGRC CORP. PURSUANT TO AN RECEIVABLES SALE AGREEMENT, DATED AS OF NOVEMBER 15, 2002, AS AMENDED FROM TIME TO TIME, AMONG GEORGIA GULF CORPORATION, GEORGIA GULF CHEMICALS AND VINYLS, LLC AND GGRC CORP.; AND AN OWNERSHIP AND SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED AND ASSIGNED TO WACHOVIA BANK, NATIONAL ASSOCIATION AS AGENT ON BEHALF OF CERTAIN SECURED PARTIES, PURSUANT TO AN RECEIVABLES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 15, 2002, AMONG GGRC CORP., GEORGIA GULF CORPORATION, GEORGIA GULF CHEMICALS & VINYLS, LLC, BLUE RIDGE ASSET FUNDING CORPORATION AND WACHOVIA BANK, NATIONAL ASSOCATION, AS THE ADMINISTRATIVE AGENT.

        Section 4.2    Certification as to Representations and Warranties.

        The Sellers, by accepting the Purchase Price related to each purchase of Receivables (and Related Rights), shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of the day of such purchase, with the same effect as though made on and as of such day.

Article V

Representations and Warranties

        Section 5.1    Representations of the Sellers.

        In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Seller, in its capacity as seller under this Agreement, hereby makes the representations and warranties set forth in this Section 5.1.

        (a)    Organization and Good Standing.    Its jurisdiction of organization is correctly set forth in the preamble to this Agreement. It has been duly organized and is validly existing as a corporation or a limited liability company, as the case may be, and is in good standing and a "registered organization" as defined in the UCC in effect in such jurisdiction, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

        (b)    Due Qualification.    It is duly licensed or qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing, and has obtained all necessary approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such licensing, qualification or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Seller Material Adverse Effect.

        (c)    Power and Authority; Due Authorization.    It has (i) all necessary power, authority and legal right (A) to execute and deliver, and perform its obligations under, each Transaction Document to which it is a party and (B) to generate, own, sell, contribute and assign Receivables on the terms and subject to the conditions herein and therein provided; and (ii) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate or limited liability company action.

        (d)    Valid Sale; Binding Obligations.    Each sale or contribution of Receivables and Related Rights made by it pursuant to this Agreement shall constitute a true and valid sale (or contribution, as the case may be), transfer, and assignment thereof to the Company, enforceable against creditors of, and purchasers from, such Seller; and this Agreement constitutes, and each other Transaction Document signed or to be signed by such Seller, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of such Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or in law.

        (e)    No Violation.    The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party and the fulfillment of the terms hereof or thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (A) such Seller's articles of incorporation, certificate of formation, operating agreement or by-laws, or (B) any material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than the Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

        (f)    Proceedings.    There is no litigation, investigation or proceeding pending, or to the best of such Seller's knowledge, threatened, before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Transaction

Document to which such Seller is a party, (ii) seeking to prevent the sale or contribution of Receivables and the Related Rights to the Company or the consummation of any of the other transactions contemplated by any Transaction Document to which such Seller is a party, or (iii) that would have a Seller Material Adverse Effect.

        (g)    Bulk Sales Act.    No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

        (h)    Government Approvals.    Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such Seller's due execution, delivery and performance of any Transaction Document to which it is a party.

        (i)    Financial Condition.    On the date hereof such Seller is, and on the date of each transfer of a new Receivable hereunder (both before and after giving effect to such transfer), such Seller shall be solvent.

        (j)    Margin Regulations.    No use of any funds acquired by such Seller under this Agreement will conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

        (k)    Good Title.    Immediately prior to the Purchase hereunder and upon the creation of each Receivable coming into existence after the Initial Cut-Off Date, it owns and has good and marketable title to the Originator Collateral, free and clear of any Lien, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect it's ownership interest in the Originator Collateral.

        (l)    Accuracy of Information.    No information heretofore or contemporaneously furnished in writing (and prepared) by such Seller, as seller, to the Company, the Purchaser or the Administrative Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and no other written information hereafter furnished (and prepared) by such Seller, as seller, to the Company, the Purchaser, or the Administrative Agent pursuant to or in connection with any Transaction Document will be, inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the company at or prior to such time) as of the date as of which such information is dated or certified, or contained or will contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information not materially misleading.

        (m)    Offices.    Such Seller's principal place of business and chief executive office is located at the address set forth in Exhibit C, and the offices where such Seller keeps all its books, records and documents evidencing the Receivables, the related Contracts and all other agreements related to such Receivables are located at the address specified in Exhibit C (or at such other locations, notified to the Servicer (if other than the Sellers), the Company and the Administrative Agent in accordance with Section 6.1(f), in jurisdictions where all action required by Section 7.3 has been taken and completed).

        (n)    Trade Names.    Except as disclosed on Schedule 5.1(n), such Seller does not use any trade name other than its actual corporate or limited liability company name. From and after the date that fell five (5) years before the date hereof, such Seller has not been known by any legal name other than its corporate or limited liability company name as of the date hereof, nor has such Seller been the subject of any merger or similar change in corporate structure, except as disclosed on Schedule 5.1(n).

        (o)    Taxes.    Such Seller has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been set aside on its books.

        (p)    Compliance with Applicable Laws.    Such Seller is in compliance, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts), except where such noncompliance, individually or in the aggregate, would not have a Seller Material Adverse Effect.

        (q)    Reliance on Separate Legal Identity.    Such Seller is aware that the Purchaser, the Liquidity Banks and the Administrative Agent are entering into the Transaction Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from each Seller and any of their other Affiliates.

        (r)    No Material Adverse Change.    From December 31, 2001 to the date hereof, there has been no change in the condition (financial or otherwise), business or operations of such Seller, in the ability of such Seller to perform its obligations hereunder or in the collectibility of the Receivables which change may have a Material Adverse Effect.

        (s)    Credit and Collection Policies.    From December 31, 2001 to the date hereof, there have been no changes in such Seller's Credit and Collection Policies.

        (t)    ERISA.    From December 31, 2001 to the date hereof, such Seller has been in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables of such Seller existed, was pending or to such Seller's knowledge threatened.

        (u)    Payments to Sellers.    With respect to each Receivable transferred to the Company by such Seller, the Company has given reasonably equivalent value to such Seller in consideration for the Receivables and the Related Assets with respect thereto originated by such Seller and such transfer was not made for or on account of an antecedent debt.

        (v)  Perfection.

            (i)  This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Originator Collateral in favor of the Company, which security interest is prior to all other Liens and is enforceable as such as against its creditors and purchasers.

          (ii)  There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect (A) its ownership interest in each Receivable, its Collections and the Related Rights and (B) the Company's security interest in the Originator Collateral.

          (iii)  Other than the security interest granted to the Company pursuant to this Agreement, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Originator Collateral transferred by it hereunder.

          (iv)  Its jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

          (v)  It has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Originator Collateral transferred by it other than any financing statement relating to the security interest granted to the Company hereunder or that has been terminated. It is not aware of any judgment or tax lien filings against it.

          (vi)  Each Receivable constitutes an "account" within the meaning of the UCC.

        (w)  Separateness.

            (i)  The separate existence of the Company is not used by any Seller, or, to the knowledge of any Seller, by any of its Affiliates, to abuse creditors or to perpetrate a fraud, injury or injustice on creditors of any Seller.

          (ii)  No Seller has transferred any asset(s) hereunder in contemplation of insolvency or with a design to prefer one or more of its creditors to the exclusion in whole or in part of others, or with an intent to hinder, delay or defraud any of their respective creditors in violation of applicable law.

Article VI

Covenants of the Sellers

        Section 6.1    Affirmative Covenants.

        From the date hereof until the Final Payout Date, each Seller will, unless the Company and the Administrative Agent shall otherwise consent in writing:

        (a)    Compliance with Laws, Etc.    Comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Receivables generated by it and the Contracts and other agreements related thereto, except where such noncompliance, individually or in the aggregate, would not have a Seller Material Adverse Effect.

        (b)    Preservation of Corporate Existence.    Preserve and maintain its corporate or limited liability company existence, as the case may be, rights, franchises and privileges in the jurisdiction of its incorporation or formation, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Seller Material Adverse Effect.

        (c)    Receivables Review.    (i) At any time and from time to time, upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Administrative Agent believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) permit the Company and the Administrative Agent or their respective agents or representatives, (A) to examine, to audit and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller relating to the Receivables, including, without limitation, the Contracts, and purchase orders and other agreements related thereto, and (B) to visit such Seller's offices and properties for the purpose of examining such materials described in the foregoing clause (A) and discussing matters relating to the Receivables generated by such Seller or such Seller's performance hereunder with any of the officers or employees of such Seller having knowledge of such matters; (ii) to meet with the independent auditors of such Seller, to review such auditor's work papers and otherwise to review with such auditors the books and records of such Seller with respect to the Receivables and the Related Rights; and (iii) without limiting the provisions of clause (i) next above, from time to time, at such Seller's expense, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Receivables and the Related Rights; provided that, so long as no Liquidation Event has occurred and is continuing, (x) such reviews shall not be done more than four (4) times in any one calendar year and (y) the Sellers shall only be responsible for the costs and expenses of one such review in any one calendar year.

        (d)    Keeping of Records and Books of Account.    Maintain an ability to recreate in all material respects records evidencing the Receivables generated by it in the event of the destruction of the originals thereof.

        (e)    Performance and Compliance with Receivables and Contracts.    At its expense timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts and all purchase orders and other agreements related to the Receivables.

        (f)    Location of Records.    Keep its principal place of business and chief executive office, and the offices where it keeps its records concerning or related to Receivables, at the address(es) referred to in Exhibit C or, upon 30 days' prior written notice to the Company and the Administrative Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

        (g)    Credit and Collection Policies.    Comply in all material respects with its Credit and Collection Policy in connection with the Receivables and all Contracts related thereto.

        (h)    Separate Corporate Existence of the Company.    Take such actions as shall be required in order to maintain the separate identity of the Company separate and apart from the Sellers and their Affiliates, including those actions set forth in Section 7.4 of the Receivables Purchase Agreement.

        Section 6.2    Reporting Requirements.

        From the date hereof until the Final Payout Date, each Seller will, unless the Company and the Administrative Agent shall otherwise consent in writing, furnish to the Company and the Administrative Agent:

        (a)  Proceedings. As soon as possible and in any event within ten Business Days after such Seller has knowledge thereof, written notice to the Company and the Administrative Agent of (i) all pending proceedings and investigations of the type described in Section 5.1(f) not previously disclosed to the Company and/or the Administrative Agent and (ii) all material adverse developments that have occurred with respect to any previously disclosed proceedings and investigations;

        (b)  Credit and Collection Policy. Prior to its effective date, notice of any material adverse change in the character of such Seller's business or in the Credit and Collection Policy; and

        (c)  Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables of such Seller's performance as seller hereunder that the Company or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Company, the Purchaser, the Administrative Agent, or any other Affected Party under or as contemplated by the Transaction Documents.

        Section 6.3    Negative Covenants of the Sellers.

        From the date hereof until the Final Payout Date, each Seller agrees that, unless the Administrative Agent shall otherwise consent in writing, it shall not:

        (a)  Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivable or related Contract or other Related Right, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

        (b)  Change in Credit and Collection Policy. Make any material change in the Credit and Collection Policy that would impair the collectibility of any significant portion of the Receivables or otherwise adversely affect the interests or remedies of the Company hereunder or the Purchase under any Transaction Document.

        (c)  Receivables Not to be Evidenced by Promissory Notes. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables, provided that the original of such instrument is delivered to the Administrative Agent, duly endorsed.

        Section 6.4    Negative Covenant of the Company.

        The Company hereby covenants and agrees that, for so long as the Agreement is in effect, unless the Administrative Agent otherwise consents in writing, the Company will not agree to permit any Seller to amend, agree to permit any Seller to amend or consent to the amendment of (a) the definition of "Permitted Receivables Transaction" in Section 1.1 of the Credit Agreement, (b) the definition of "Transferred Receivables" in Section 1.1 of the Collateral Agreement and (c) the Credit Agreement or the Collateral Agreement in a manner that would cause a breach of any representation, warranty or covenant by either the Company or any Seller under this Agreement or any other Transaction Document.

Article VII

Additional Rights and Obligations in Respect of the Receivables

        Section 7.1    Rights of the Company.

        Each Seller hereby authorizes the Company and the Servicer (if other than such Seller) or their respective designees to take any and all steps in such Seller's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

        Section 7.2    Responsibilities of the Sellers.

        Anything herein to the contrary notwithstanding:

        (a)  Collection Procedures. Each Seller agrees to direct the Obligors to make payments of Receivables directly to a Lock-Box Account that is the subject of a Lock-Box Agreement at a Lock-Box Bank. Each Seller further agrees to transfer any Collections (including any security deposits applied to the Unpaid Balance of any Receivable) that it receives directly to the Servicer (if other than such Seller) within two Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company; provided that, to the extent permitted pursuant to Section 3.2, a Seller may retain such Collections as a portion of the Purchase Price then payable or apply such Collections to the reduction of the outstanding balance of the related Subordinated Note.

        (b)  Performance Under Contract. Each Seller shall remain responsible for performing its obligations hereunder and under the Contracts, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Seller from such obligations.

        (c)  Power of Attorney. Each Seller hereby grants to the Servicer (if other than such Seller) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by the Company (whether or not from such Seller) in connection with any Receivable.

        (d)  Sellers as Servicers. The Initial Servicers hereby appoint each Seller as, and each such Seller hereby agrees to act as, subservicer with respect to any Receivables for which such Seller is the originator, and, with respect thereto shall be a "Servicer" under the Receivables Purchase Agreement. Accordingly, in connection with such Receivables, each Seller hereby assumes all of the responsibilities and obligations under the Receivables Purchase Agreement of the Initial Servicers with respect to the servicing of all Receivables originated by it. The Initial Servicers agree to compensate each other Seller for acting as a Servicer by payment to such Seller of its proportional share of the Servicer's Fee.

        Section 7.3    Further Action Evidencing Purchases.

        Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company may reasonably request in order to perfect, protect or more fully evidence the Company's ownership of the Receivables (and the Related Rights) purchased by the Company from such Seller hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company, each Seller will:

        (a)  execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

        (b)  mark the summary master control data processing records with the legend set forth in Section 4.1(i).

Each Seller hereby authorizes the Company (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables and Related Rights (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Seller, in such form and in such offices as the Company (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of such Seller (or its assigns) hereunder, (A) each Seller acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Rights (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent (as the Company's assignee), consenting to the form and substance of such filing or recording document, and (B) each Seller approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as the Company's assign) in connection with the perfection of the ownership or security interests in favor of the Company or the Administrative Agent (as the Company's assign). The expenses of the Company or its designee incurred in connection therewith shall be payable by such Seller as provided in Section 9.6.

        Section 7.4    Application of Collections.

        Any payment by an Obligor in respect of any indebtedness owed by it to any Seller in respect of any Contract shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied first, as a Collection of the Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

Article VIII

Indemnification

        Section 8.1    Indemnities by the Sellers.

        Without limiting any other rights which the Company may have hereunder or under applicable law, each Seller hereby agrees to indemnify the Company and each of its permitted assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Sale Indemnified Party"), jointly and severally, on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following:

        (a)  the transfer by any Seller of an interest in any Receivable or Related Right to any Person other than the Company;

        (b)  the breach of any representation or warranty made by any Seller under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by any Seller pursuant hereto or thereto which shall have been false or incorrect in any material respect when made or deemed made;

        (c)  the failure by any Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

        (d)  the failure to vest and maintain vested in the Company an ownership interest in the Receivables and the Related Rights free and clear of any Lien, other than a Lien arising solely as a result of an act of the Company, the Purchaser or the Administrative Agent, whether existing at the time of the purchase of such Receivables or at any time thereafter;

        (e)  the failure of any Seller to file with respect to itself, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or purported Receivables generated by such Seller, whether at the time of any purchase or at any subsequent time;

        (f)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable or purported Receivable generated by any Seller (including, without limitation, a defense based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services or merchandise related to any such Receivable or the furnishing of or failure to furnish such services or merchandise;

        (g)  any product liability claim arising out of or in connection with services or merchandise that are the subject of any Receivable generated by any Seller; and

        (h)  any tax or governmental fee or charge (but not including taxes upon or measured by net income or representing a franchise or unincorporated business tax on such Sale Indemnified Party), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Receivables generated by any Seller or any Related Right connected with any such Receivables;

excluding, however, (i) Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Sale Indemnified Party, and (ii) any indemnification which has the effect of recourse to any Seller for non-payment of the Receivables due to credit problems of the Obligors.

        If for any reason the indemnification provided above in this Section 8.1 is unavailable to a Sale Indemnified Party or is insufficient to hold such Sale Indemnified Party harmless, whether as a result of such provision being unenforceable or otherwise unavailable and provided that the damage, loss, claim or liability for which indemnity is or has been sought is of the type and character otherwise described above in this Section 8.1 (and subject to the exception set forth therein) then the Sellers shall contribute to the amount paid or payable by such Sale Indemnified Party to the maximum extent permitted under applicable law.

Article IX

Miscellaneous

        Section 9.1    Amendments, Etc.

        (a)  The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Sellers, the Company, the Administrative Agent and the Servicer (if other than the Sellers).

        (b)  No failure or delay on the part of the Company, the Servicers, the Sellers or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicers, or the Sellers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicers under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        Section 9.2    Notices, Etc.

        All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule 9.2 of the Receivables Purchase Agreement or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

        Section 9.3    No Waiver; Cumulative Remedies.

        The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        Section 9.4    Binding Effect; Assignability.

        This Agreement shall be binding upon and inure to the benefit of the Company, the Sellers and their respective successors and permitted assigns. A Seller may not assign its rights hereunder or any interest herein without the prior written consent of the Company and the Administrative Agent; except as otherwise provided herein, the Company may not assign its rights hereunder or any interest herein without the prior written consent of the Sellers and the Administrative Agent. The Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Sale Termination Date on which each Seller has received its respective payment in full for all Receivables and Related Rights conveyed pursuant to Section 1.1 hereof and has paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by the Sellers pursuant to Article V and the indemnification and payment provisions of Article VIII and Section 9.6 shall be continuing and shall survive any termination of this Agreement.

        Section 9.5    Governing Law.

        THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW).

        Section 9.6    Costs, Expenses and Taxes.

        In addition to the obligations of the Sellers under Article VIII, the Sellers jointly and severally agree to pay on demand:

        (a)  all reasonable costs and expenses, including attorneys' fees, in connection with the enforcement against the Sellers of this Agreement and the other Transaction Documents executed by the Sellers; and

        (b)  all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

        Section 9.7    Submission to Jurisdiction.

        EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PARTY PURSUANT TO THIS AGREEMENT AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

        Section 9.8    Waiver of Jury Trial.

        EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        Section 9.9    Captions and Cross References; Incorporation by Reference.

        The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

        Section 9.10    Execution in Counterparts.

        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of a signature page to this Agreement.

        Section 9.11    Acknowledgment and Agreement.

        By execution below, each Seller expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Purchaser pursuant to the Receivables Purchase Agreement (and the Purchaser may further assign such rights in accordance with the Receivables Purchase Agreement), and the Sellers consent to such assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent and the Purchaser are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which any Seller is a party as seller.

        Section 9.12    No Proceedings.

        Each Seller agrees that it shall not institute against the Company, or join any other Person in instituting against the Company, or join any other Person in instituting against the Company, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) as long as there shall not have elapsed one year plus one day since the Final Payout Date. The foregoing shall not limit a Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than such Seller.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duty authorized, as of the date first above written.

GEORGIA GULF CORPORATION
By:

Name:

Title:

GEORGIA GULF CHEMICALS & VINYLS, LLC
By:

Name:

Title:

GEORGIA GULF LAKE CHARLES, LLC
By:

Name:

Title:

GGRC CORP.
By:

Name:

Title:

EXHIBIT A

PURCHASE REPORT

Georgia Gulf Corporation
Georgia Gulf Chemicals & Vinyls, LLC
Georgia Gulf Lake Charles, LLC
GGRC Corp.
As of [DATE]

Cut-Off Date
Total Receivables		$	Input
Initial Contributed Receivables		$	Fixed
Aggregate Unpaid Balance of Receivables	AUB	$	Calculated
LIBOR			Input
Turnover Days			Input
12 Month Losses		$	Input
12 Month Collections		$	Input
Purchaser's Total Investment	PTI		Fixed
Cost Rate	CR		Calculated
Cost Discount (DSO/360)*CR	CD		Calculated
Loss Discount (12 Month Losses/12 Month Collections)	LD		Calculated
Fair Market Value Discount (CD + LD)	FMVD		Calculated
Purchase Price (AUB - (AUB*FMVD))	PP		Calculated
Eligible Receivables		$	Input
Ineligible Receivables		$	Input

A-1

EXHIBIT B

FORM OF SUBORDINATED NOTE

        $
November 15, 2002

        FOR VALUE RECEIVED, the undersigned GGRC CORP., a Delaware corporation (the "Maker"), hereby unconditionally promises to pay to the order of [Name of Seller] (the "Payee"), on the Final Payout Date or earlier as provided for in the Receivables Purchase Agreement dated as of the date hereof between the Maker, Georgia Gulf Corporation and Georgia Gulf Chemicals & Vinyls, LLC (as such agreement may from time to time be further amended, supplemented or otherwise modified and in effect, the "Receivables Sale Agreement"), the lesser of the principal sum of up to                         ($                        ) or the aggregate unpaid principal amount of all advances (each an "Advance") to the Maker from the Payee pursuant to the terms of the Receivables Sale Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date thereof on the principal amount hereof from time to time outstanding, in like funds, at the rate per annum set forth in the Receivables Sale Agreement and shall be payable in arrears on the first day of each calendar month (or if any such day is not a Business Day, on the succeeding Business Day).

        The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Subordinated Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its initial records; provided, however, that (a) the failure of the holder thereof to make such a notation or record, or (b) any error in such a notation shall not in any manner affect the obligation of the Maker to make payments of principal and interest in accordance with the terms of this Subordinated Note and the Receivables Sale Agreement. Any such notation or record shall be conclusive and binding as to the date and amount of such Advance, or payment of principal or interest thereon, absent manifest error.

        The Maker shall have the right to borrow, prepay and, subject to the limitations set forth in the Receivables Sale Agreement, reborrow Advances made to it without penalty, premium, or charge. The Payee shall be obligated to repay Advances to the Maker only to the extent of funds available to the Payee from Collections on the Receivables and, to the extent that such payments are insufficient to pay all amounts owing to the Maker under the Subordinated Note, the Maker shall not have any claim against the Payee for such amounts and no further or additional recourse shall be available against the Payee.

        This Subordinated Note is a Subordinated Note referred to in the Receivables Sale Agreement. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of the Maker's recourse obligations under the Receivables Sale Agreement and the Receivables Purchase Agreement. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Purchaser, the Administrative Agent and the Liquidity Bank and/or any of their respective permitted assignees (collectively, the "Senior Claimants") under the pursuant to the Receivables Sale Agreement and the Receivables Purchase Agreement. Until the date on which all obligations of the Maker and/or the Servicers under the Receivables Sale Agreement and the Receivables Purchase Agreement (all such obligations, collectively, the "Senior Claims") have been indefeasibly paid and satisfied in full, the Payee shall not demand, accelerate, sue for, take, receive or accept from the Maker, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that nothing in this paragraph shall restrict the Maker from paying, or the Payee from requesting, any payments under this Subordinated Note so long as the Maker is not required under the Receivables Sale Agreement or the Receivables Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Receivables Sale Agreement and the Receivables Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by the Payee in violation of the immediately preceding sentence, the Payee agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.

        Upon the occurrence of any Unmatured Liquidation Event with respect to the Maker, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Senior Claimants before the Payee is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of the Maker of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claims until such Senior Claims shall have been paid in full and satisfied.

        Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Receivables Sale Agreement and the Receivables Purchase Agreement.

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page to follow.]

        IN WITNESS WHEREOF, the Maker has caused this Note to be signed and delivered by their duly authorized officer as of the date set forth above.

GGRC CORP.
By:

Name:
Title:

EXHIBIT C

OFFICE LOCATION WHERE RECORDS ARE KEPT

The Company:

GGRC Corp.
200 West Ninth Street, Suite 102
Wilmington, DE 19801

The Sellers:

Georgia Gulf Corporation
Highway 405
Plaquemine, Louisiana 70764
and
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

Georgia Gulf Chemicals & Vinyls, LLC
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

Georgia Gulf Lake Charles, LLC
400 Perimeter Center Terrace
Suite 595
Atlanta, Georgia 30346

C-1

SCHEDULE 5.1 (N)

TRADE NAMES

The Seller:    None.

The Sellers:

Georgia Gulf: None.

GGCV: North America Plastics, LLC

GGLC: None.

1

SCHEDULE 9.2

NOTICE ADDRESSES

The Company:

GGRC Corp.
200 West Ninth Street, Suite 102
Wilmington, DE 19801
Attention: James W. Whalen, Jr.
Facsimile No.: (302) 658-0463
Telephone No.: (302) 655-8894

The Sellers:

Georgia Gulf Corporation
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention: Jim Matthews
Facsimile No.: (770) 395-4526
Telephone No.: (770) 395-4577

Georgia Gulf Chemicals and Vinyls, LLC
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention: Jim Matthews
Facsimile No.: (770) 395-4526
Telephone No.: (770) 395-4577

Georgia Gulf Lake Charles, LLC
400 Perimeter Center Terrace, Suite 595
Atlanta, Georgia 30346
Attention: Jim Matthews
Facsimile No.: (770) 395-4526
Telephone No.: (770) 395-4577

A-1-1

EXHIBIT A-1

November 15, 2002

[Lock-Box Bank Name]
[Lock-Box Bank Address]

Attn:
Fax No. (    )

        Re: [Name of current Lock-Box owner]/GGRC Corp.

Ladies and Gentlemen:

        Reference is hereby made to each of the [departmental] post office boxes listed on Schedule 1 hereto (each, a "Lock-Box") of which [Lock-Box Bank Name], a                         banking association (hereinafter "you"), has exclusive control for the purpose of receiving mail and processing payments therefrom pursuant to the [Lock-Box Service Agreement] dated                        , originally by and between                        (the "Company") and you (the "Service Agreement").

        1.    You hereby confirm your agreement to perform the services described therein. Among the services you have agreed to perform therein, is to endorse all checks and other evidences of payment received in each of the Lock-Boxes, and credit such payments to account no.                        (the "Lock-Box Account").

        2.    The Company hereby informs you that it has transferred to its affiliate, GGRC Corp., a Delaware corporation (the "Seller") all of the Company's right, title and interest in and to the items from time to time received in the Lock-Boxes and/or deposited in the Lock-Box Account, but that the Company has agreed to continue to service the receivables giving rise to such items. Accordingly, the Company and the Seller hereby request that the name of the Lock-Box Account be changed to "GGRC Corp." the Seller hereby further advises you that it has pledged the receivables giving rise to such items to Wachovia Bank, National Association, as administrative agent for various parties (in such capacity, the "Administrative Agent") and has granted a security interest to the Agent in all of the Seller's right, title and interest in and to the Lock-Box Account and the funds therein. You acknowledge being so informed and advised that you hold all such checks, other items and funds on behalf of Administrative Agent in accordance with the terms of this Agreement.

Exh VI-1

        3.    Each of the Company and the Seller hereby irrevocably instructs you, and you hereby agree, that upon receiving notice from the Administrative Agent in the form attached hereto as Annex A:

            (i)  the name of the Lock-Box Account will be changed to "Wachovia Bank, National Association, as Administrative Agent" (or any designee of the Administrative Agent), and the Administrative Agent will have exclusive ownership of and access to the Lock-Boxes and the Lock-Box Account, and none of the Company, the Seller, nor any of their respective affiliates will have any control of the Lock-Boxes or the Lock-Box Account or any access thereto, (ii) you will either continue to send the funds from the Lock-Boxes to the Lock-Box Account, or will redirect the funds as the Administrative Agent may otherwise request, (iii) you will transfer monies on deposit in the Lock-Box Account to the following account:

Bank Name:	Wachovia Bank, National Association
Location:	Charlotte, NC
ABA Routing No.:	ABA # 053000219
Credit Account No.:	For credit to Blue Ridge Asset Funding
Account #2000010384921
Reference:	Blue Ridge/GGRC Corp.
Attention:	Douglas R. Wilson, tel. (704) 374-2520

or to such other account as the Administrative Agent may specify, (iv) all services to be performed by you under the Service Agreement will be performed on behalf of the Administrative Agent, and (v) all correspondence or other mail which you have agreed to send to the Company or the Seller will be sent to the Administrative Agent at the following address:

    Wachovia Bank, National Association, as Administrative Agent
    191 Peachtree Street
    Mail Stop GA-8407
    Atlanta, GA 30303
    Attn: Elizabeth R. Wagner, Asset-Backed Finance
    Fax: (404) 332- 5152

Moreover, upon such notice, the Administrative Agent will have all rights and remedies given to the Company (and the Seller, as the Company's assignee) under the Service Agreement. The Company agrees, however, to continue to pay all fees and other assessments due thereunder at any time.

        4.    You hereby acknowledge that Administrative Agent shall have control of the Account in accordance with Section 9-104 of the UCC.

        5.    You hereby acknowledge that monies deposited in the Lock-Box Account or any other account established with you by the Administrative Agent for the purpose of receiving funds from the Lock-Boxes are subject to the liens of the Administrative Agent, and will not be subject to deduction, set-off, banker's lien or any other right you or any other party may have against the Company or the Seller except that you may debit the Lock-Box Account for any items deposited therein that are returned or otherwise not collected and for all charges, fees, commissions and expenses incurred by you in providing services hereunder, all in accordance with your customary practices for the charge back of returned items and expenses.

        6.    You will be liable only for direct damages in the event you fail to exercise ordinary care. You shall be deemed to have exercised ordinary care if your action or failure to act is in conformity with general banking usages or is otherwise a commercially reasonable practice of the banking industry. You shall not be liable for any special, indirect or consequential damages, even if you have been advised of the possibility of these damages.

Sch A-1

        7.    The parties acknowledge that you may assign or transfer your rights and obligations hereunder solely to a wholly-owned subsidiary of [insert name of Lock-Box Bank's holding company].

        8.    The Seller agrees to indemnify you for, and hold you harmless from, all claims, damages, losses, liabilities and expenses, including legal fees and expenses, resulting from or with respect to this letter agreement and the administration and maintenance of the Lock-Box Account and the services provided hereunder, including, without limitation: (a) any action taken, or not taken, by you in regard thereto in accordance with the terms of this letter agreement, (b) the breach of any representation or warranty made by the Seller pursuant to this letter agreement, (c) any item, including, without limitation, any automated clearinghouse transaction, which is returned for any reason, and (d) any failure of the Seller to pay any invoice or charge to you for services in respect to this letter agreement and the Lock-Box Account or any amount owing to you from the Seller with respect thereto or to the service provided hereunder.

        9.    THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF                        , WHICH STATE SHALL BE YOUR "LOCATION" FOR PURPOSES OF THE UNIFORM COMMERCIAL CODE. This letter agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

        10.  This letter agreement contains the entire agreement between the parties, and may not be altered, modified, terminated or amended in any respect, nor may any right, power or privilege of any party hereunder be waived or released or discharged, except upon execution by all parties hereto of a written instrument so providing. In the event that any provision in this letter agreement is in conflict with, or is inconsistent with, any provision of the Service Agreement, this letter agreement will exclusively govern and control. Each party agrees to take all actions reasonably requested by any other party to carry out the purposes of this letter agreement or to preserve and protect the rights of each party hereunder.

Sch A-2

        Please indicate your agreement to the terms of this letter agreement by signing in the space provided below. This letter agreement will become effective immediately upon execution of a counterpart of this letter agreement by all parties hereto.

Very truly yours,

[NAME OF CURRENT LOCK-BOX OWNER]
By:
Name:
Title:
GGRC CORP.
By:
Name:
Title:
Acknowledged and agreed to as of the date first above written:
[LOCK-BOX BANK]
By:
Name:
Title:
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

Sch A-3

ANNEX A

FORM OF NOTICE

[On letterhead of the Administrative Agent]

[Date]

[Lock-Box Bank Name] [Lock-Box Bank Address]
Attn:
Fax No.	( )

        Re:    [Name of current Lock-Box owner]/GGRC Corp.

Ladies and Gentlemen:

        We hereby notify you that we are exercising our rights pursuant to that certain letter agreement dated November 15, 2002 (the "Letter Agreement") among [Name of current Lock-Box Owner], GGRC Corp., you and us, to have the name of, and to have exclusive ownership and control of, account no.                        identified in the Letter Agreement (the "Lock-Box Account") maintained with you, transferred to us. The Lock-Box Account will henceforth be a zero-balance account, and funds deposited in the Lock-Box Account should be sent at the end of each day to the account specified in Section 3(i) of the Letter Agreement, or as otherwise directed by the undersigned. You have further agreed to perform all other services you are performing under the "Service Agreement" (as defined in the Letter Agreement) on our behalf.

        We appreciate your cooperation in this matter.

Very truly yours,
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:
Name:
Title:

Sch A-4

QuickLinks

  Exhibit 99.2
RECEIVABLES SALE AGREEMENT
PURCHASE REPORT Georgia Gulf Corporation Georgia Gulf Chemicals & Vinyls, LLC Georgia Gulf Lake Charles, LLC GGRC Corp. As of [DATE]
FORM OF SUBORDINATED NOTE
OFFICE LOCATION WHERE RECORDS ARE KEPT
  SCHEDULE 5.1 (N)
TRADE NAMES
  SCHEDULE 9.2
NOTICE ADDRESSES
  EXHIBIT A-1
ANNEX A FORM OF NOTICE [On letterhead of the Administrative Agent] [Date]